UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2014

Immune Pharmaceuticals Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-51290	52-1841431
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Old Saw Mill River Rd., Tarrytown, New York 10591
(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (914)-606-3500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.       Unregistered Sale of Equity Securities.

On March 14, 2014, Immune Pharmaceuticals Inc., a Delaware corporation (the “Company”), completed the Company’s previously announced private placement of approximately 11,650 units (the “Units”), at a price of $1,000 per Unit, each consisting of (a) one share of the Company’s newly designated Series C 8% Convertible Preferred Stock (the “Preferred Stock”), convertible into shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), at an initial conversion price per share equal to the lower of $3.40 and 85% of the offering price in a future public equity offering by the Company of at least $10,000,000; (b) one warrant to purchase up to a number of shares of Common Stock equal to 50% of the number of shares of Common Stock issuable upon conversion of one share of Preferred Stock, at an initial exercise price of $4.25 per share; and (c) one warrant to purchase up to a number of shares of Common Stock equal to 50% of the number of shares of Common Stock issuable upon conversion of one share of Preferred Stock, at an initial exercise price of $5.10 per share. The Company received net proceeds of approximately $9.0 million from the sale of the Units, after deducting transaction fees and expenses. Approximately 1,100 of the 11,650 Units issued at the closing were issued in respect of approximately $1.1 million of advanced subscriptions received by the Company since November 2013. In addition, approximately $1.0 million of Units were issued in exchange for short-term promissory notes, maturing on April 14, 2014, secured by a lien on the Units acquired thereby.

The shares of Preferred Stock and warrants sold in the offering and the shares of Common Stock issuable upon conversion of the Preferred Stock and exercise of the warrants have not been registered under the Securities Act of 1933, as amended, or state securities laws, and may not be offered or sold in the United States without being registered with the SEC or through an applicable exemption from SEC registration requirements. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of any of the securities referred to in this Current Report on Form 8-K in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

Item 3.03.       Material Modification to Rights of Security Holders.

The information provided in Item 5.03 is incorporated by reference into this Item 3.03. For a description of the material terms of the Certificate of Designation (defined below), see the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 11, 2014.

Item 5.03.       Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the sale of the Units, on March 12, 2014, the Company filed a  Certificate of Designation of Preferences, Rights and Limitations of Series C 8% Convertible Preferred Stock (the “Certificate of Designation”) with the Secretary of State of the State of Delaware.  The Certificate of Designation amends the Certificate of Incorporation of the Company, as amended to date, to authorize the issuance of the Preferred Stock and to fix and determine the rights, preferences and restrictions relating to the Preferred Stock.

Item 9.01.       Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
3.1

Certificate of Designation of Preferences, Rights and Limitations of Series C 8% Convertible Preferred Stock (incorporated by reference to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 11, 2014).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMUNE PHARMACEUTICALS INC.

Date: March 20, 2014	By:	/s/ Robert W. Cook
Name: Robert W. Cook
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
3.1

Certificate of Designation of Preferences, Rights and Limitations of Series C 8% Convertible Preferred Stock (incorporated by reference to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 11, 2014).